EXHIBIT 99.1

Sport Venture Group

Acquires Stake in Sputnik Enterprises

Charleston, SC (October 6, 2015) — Sputnik Enterprises, Inc. (OTCQB:SPNI) ("Sputnik" or the "Company") announces that Sport Venture Group LLC together with Windy River Group LLC acquired control of the Company on September 30, 2015. Pursuant to the terms of a Stock Purchase Agreement (“SPA”), dated on September 30, 2015, Sport Venture Group, LLC and Windy River Group, LLC acquired 5,000 shares [2,500 shares each] of Series A Convertible Preferred Stock of the Company from R. Thomas Kidd for aggregate consideration $250,000. If converted, the Series A Convertible Preferred Stock of the Company now owned by Sport Venture Group, LLC and Windy River Group, LLC would represent 94.424% of the issued and outstanding common stock of the Company.

Sport Venture Group and Windy River Group are in the process of taking the necessary legal actions for Sputnik to do business as "the football co." until such time Sputnik Enterprises takes the required legal actions to be formally renamed. It is anticipated that the Company will pursue three main business sectors in the global football (soccer) space: multi-club ownership, digital and grassroots.

The Company expects to make further announcements in the coming weeks regarding its activities.

ABOUT SPUTNIK ENTERPRISES, INC.

Sputnik Enterprises, Inc. currently intends to do business as "the football co." until such time it can be formally renamed. It is anticipated that the Company will pursue three main business sectors of in the global football (soccer) space: multi-club ownership, digital and grassroots. The Company files reports with the SEC which can be found here: http://www.sec.gov/cgi-bin/browse-edgar?company=sputnik+ent&owner=exclude&action=getcompany

ABOUT SPORT VENTURE GROUP, LLC

Sport Venture Group is a sport investment and holding company founded by a multigenerational family office to invest, hold and manage its various multisport interests. The company, from time to time, also advises key clients in the global sport space on Strategy, M&A, Commercial Partnerships and the like.

ABOUT WINDY RIVER GROUP, LLC

Windy River Group is a private investment firm with interests in international football, banking, wealth management, and technology.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SOCIAL MEDIA STATEMENTS

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD the company is alerting investors and other members of the general public that the Company will provide regular updates on operations and progress of the Company through its social media accounts. Investors, potential investors and individuals interested in the Company are encouraged to keep informed by following us on our various social media accounts.

Currently, the Company has the following social media accounts upon which it may post information about the Company.

https://www.facebook.com/SputnikEnterprises

Contact:

Tony Gebbia

tony.gebbia@sputnikenterprises.com